UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  January 22, 2019

ACTUANT CORPORATION
(Exact name of Registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

N86 W12500 WESTBROOK CROSSING
MENOMONEE FALLS, WISCONSIN 53051

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (262) 293-1500

Former name or address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ⃞

Item 2.05       Costs Associated with Exit or Disposal Activities.

On January 22, 2019, Actuant Corporation (the “Company”) determined to focus solely on its Industrial Tools & Services segment and to pursue the divestiture of the businesses comprising its Engineered Components & Systems segment that had not already been announced as being held for sale (“EC&S”).  In connection with such action, the Company has determined that it could likely incur material charges reflecting a write down of the EC&S net assets to their net realizable value.  Such charges are expected to be non-cash and are expected to be incurred in the quarter ending February 28, 2019 and may be incurred in future periods.

The Company is not yet able to estimate the total amount or range of amounts of the charges expected to be incurred in connection with this action, as well as an estimate of amounts or range of amounts for each major category of costs. The Company undertakes to amend this Form 8-K to include this information within four business days after it makes a determination of these estimates or range of estimates.

On January 24, 2019, the Company issued a press release announcing the contemplated divestiture of EC&S and the related impairment charges, which press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 2.06       Material Impairments.

The information disclosed above under Item 2.05 is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(d)       Exhibits

Exhibit 99.1       Press release of Actuant Corporation dated January 24, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 24, 2019

ACTUANT CORPORATION

		By:	/s/ Fabrizio Rasetti
Fabrizio Rasetti
Executive Vice President, General Counsel
and Secretary